As filed with the Securities and Exchange Commission on April 5, 2006
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
LIONS GATE ENTERTAINMENT CORP.

British Columbia	N/A
(State of Incorporation or Organization)	(I.R.S. Employer Identification Number)

2200-1055 West Hastings Street Vancouver, British Columbia V7J 3S5 (604) 721-0719	2700 Colorado Avenue, Suite 200 Santa Monica, California 90404 (310) 449-9200
(Address, including zip code, of Principal Executive Offices)

Wayne Levin, General Counsel
Lions Gate Entertainment Corp.
2700 Colorado Avenue, Suite 200
Santa Monica, California 90404
(310) 449-9200
(Name, Address and Telephone Number, Including Area Code, of Agent For Service)
Copy to:
Allison M. Keller
O’Melveny & Myers LLP
1999 Avenue of the Stars, Suite 700
Los Angeles, California 90067
(310) 553-6700

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☑
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering.    ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering.    ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☑
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount	Offering	Aggregate	Registration
Securities to be Registered	to be Registered	Price per Unit	Offering Price	Fee

Common shares, no par value	218,746 shares	$9.98(1)	$2,183,086(1)	$234

(1)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and based upon the average of the high and low prices reported for Lions Gate Entertainment Corp.’s common shares in the consolidated reporting system of the New York Stock Exchange on March 29, 2006.
     The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

PROSPECTUS
218,746 Common Shares
        This prospectus relates to 218,746 common shares, no par value of Lions Gate Entertainment Corp., or Lions Gate, issued to certain shareholders of Lions Gate, who we refer to in this prospectus as the “Selling Securityholders.” The common shares are being registered for sale by the Selling Securityholders.
      Lions Gate common shares are quoted on the New York Stock Exchange, or the NYSE and on the Toronto Stock Exchange, or the TSX, under the symbol “LGF.” The last reported sale price of Lions Gate’s common shares on March 29, 2006 was US$10.06 per share and Cdn$11.72 per share on the NYSE and the TSX, respectively.
      Lions Gate will not receive any proceeds from the sale by the Selling Securityholders of the common shares. Other than selling commissions and fees and stock transfer taxes, Lions Gate will pay all expenses of the registration of the common shares.
       Investing in the common shares involves risks that are described in the “Risk Factors” section beginning on page 2 of this prospectus as well as the risk factors set forth in our Current Report on Form 8-K filed with the Securities and Exchange Commission on June 29, 2005.
       Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is April 5, 2006.

      You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The Selling Securityholders are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.
      Lions Gate is not making any representation to any purchaser of the common shares regarding the legality of an investment in the common shares by such purchaser under any legal investment or similar laws or regulations.
WHERE YOU CAN FIND MORE INFORMATION
      Lions Gate files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission, which we refer to as the SEC, in accordance with the Securities Exchange Act of 1934, as amended, or the Exchange Act. You may read and copy any document Lions Gate files at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Lions Gate’s SEC filings are also available to the public from the SEC’s web site at: http://www.sec.gov.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
      Lions Gate is “incorporating by reference” into this prospectus certain information Lions Gate files with the SEC, which means that Lions Gate is disclosing important information to you by referring you to those documents. The information incorporated by reference is deemed to be part of this prospectus, except for any information modified or superseded by information contained directly in this prospectus. This prospectus incorporates by reference Lion Gate’s Annual Report on Form 10-K for the fiscal year ended March 31, 2005, Lions Gate’s Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 2005, September 30, 2005 and December 31, 2005, Current Reports on Form 8-K filed April 4, 2005, April 14, 2005, June 29, 2005 (filed and accepted at 16:58), July 6, 2005, September 20, 2005, September 23, 2005, October 18, 2005, January 25, 2006, March 16, 2006, March 20, 2006 and March 23, 2006, and Lions Gate’s proxy statement relating to its 2005 annual meeting of shareholders, each of which Lions Gate previously filed with the SEC. These reports contain important information about Lions Gate and its finances.
      All documents that Lions Gate files with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus shall also be deemed to be incorporated herein by reference and will automatically update information in this prospectus.
      Any statements made in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to

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the extent that a statement contained in this prospectus or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
      You may request a copy of these filings, at no cost, by writing or calling Lions Gate at the following address or telephone number: Investor Relations Department, Lions Gate Entertainment Corp., 2700 Colorado Avenue, Suite 200, Santa Monica, California 90404, (310) 449-9200. Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this document.
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
      Some of the statements in this prospectus are forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995, or the PSLRA. Forward-looking statements in this prospectus are being made pursuant to the PSLRA and with the intention of obtaining the benefits of the “safe harbor” provisions of the PSLRA. Forward-looking statements are those that do not relate solely to historical fact. They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. You can identify these statements by the use of words like “intend,” “believe”, “anticipate,” “may,” “will,” “could,” and variations of these words or comparable words or phrases of similar meaning. They may relate to, among other things:

•	our ability to operate profitably;

•	our substantial capital requirements and financial risks;

•	fluctuations in our revenues and results of operations;

•	our ability to manage future growth;

•	our ability to maintain effective systems of disclosure controls and internal controls;

•	our ability to exploit our filmed and television content library;

•	external factors in the motion picture and television industry;

•	our competition;

•	protecting and defending against intellectual property claims;

•	piracy of motion pictures; and

•	our ability to meet certain Canadian regulatory requirements.
      These forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of our control, that may cause actual results to differ materially from trends, plans or expectations set forth in the forward-looking statements. These risks and uncertainties may include those discussed in “Risk Factors.” We cannot assess the extent to which any factor, or combination of factors, may cause actual results to differ from those contained in forward-looking statements. Given these risks and uncertainties, we urge you to read this prospectus completely and with the understanding that actual future results may be materially different from what we plan or expect. Also, these forward-looking statements present our estimates and assumptions only as of the date of this prospectus. Except for our obligation to disclose material information as and when required by federal securities laws, we do not intend to update you concerning any future revisions to any forward-looking statements to reflect events or circumstances occurring after the date of this prospectus.

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SUMMARY
      You should read the following summary together with the more detailed information regarding Lions Gate and the common shares offered hereby, including “risk factors” and our consolidated financial statements and related notes, included elsewhere and incorporated by reference in this prospectus. Marks used herein are the property of their respective owners, which includes us in some instances. This summary highlights selected information from this prospectus and does not contain all of the information that may be important to you.
      Throughout this prospectus, the terms “Lions Gate,” “the Company,” “we,” “us” and “our” refer to Lions Gate Entertainment Corp., the issuer of the common shares. Where specifically noted or where the context requires otherwise, references to “Lions Gate,” “the Company,” “we,” “us” and “our” also include its subsidiaries. All dollar amounts are in United States dollars unless otherwise indicated. The term “independent,” as used in this prospectus is used to distinguish us from the term “major studios” which is generally regarded in the entertainment industry to mean Universal Pictures, Warner Bros., Twentieth Century Fox, Sony Pictures Entertainment, Paramount Pictures, The Walt Disney Company, Metro-Goldwyn-Mayer and their respective affiliates.
The Company
      We are a diversified independent producer and distributor of motion pictures, television programming, home entertainment, family entertainment and video-on-demand content. We also own a minority interest in CinemaNow, an internet video-on-demand provider.
      Our principal executive offices are located at 2200-1055 West Hastings Street, Vancouver, British Columbia V7J 3S5 and at 2700 Colorado Avenue, Suite 200, Santa Monica, California 90404. Our telephone numbers are (604) 721-0719 in Vancouver and (310) 449-9200 in Santa Monica. To find out how to obtain more information regarding us and our business, you should read the section of this prospectus entitled “Where You Can Find More Information.” You may also visit our website at http://www.lgf.com, although the information on our website is not part of this prospectus.
Common Shares
      This prospectus may be used by the Selling Securityholders to sell up to 218,746 common shares of Lions Gate that they acquired pursuant to the Exchange Agreement between the Selling Securityholders and Lions Gate dated September 12, 2005.
Risk Factors
      See “Risk Factors” and other information in this prospectus for a discussion of factors you should consider carefully before deciding to invest in our common shares.

RISK FACTORS
      You should carefully consider the risks described below together with all of the other information included in this prospectus before making an investment decision. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties that we are unaware of, or that we may currently deem immaterial, may become important factors that harm our business, results of operations or financial condition. If any of the following risks actually occurs, our business, results of operations and financial condition could suffer materially. In that case, the trading price of the common shares of Lions Gate could decline, and you may lose all or part of your investment.
Risks Related to the Offering

Our shareholders could experience substantial dilution as a result of the issuance of additional shares, the conversion of our debentures or the exercise of options.
      We will have approximately 104,359,311 common shares outstanding after giving effect to this offering. We also have a significant number of additional authorized shares that when issued will dilute existing shareholders.
      As of March 23, 2006, we had outstanding debentures convertible into 36,401,466 common shares. In addition, we have granted, as of March 23, 2006, options to purchase a total of 5,256,306 common shares. The exercise of the options or conversion of the debentures would dilute your percentage ownership interest and reduce your influence on matters on which our shareholders vote and might also result in a decrease in the price of our common shares.
USE OF PROCEEDS
      The Selling Securityholders will receive all the proceeds from the sale of the common shares sold under this prospectus. We will not receive any proceeds from the sale of these securities.
DESCRIPTION OF SHARE CAPITAL OF LIONS GATE
      Lions Gate may issue, from time to time, shares of one or more series or classes of its common or preferred shares. The following summary description sets forth some of the general terms and provisions of the shares. Because this is a summary description, it does not contain all of the information that may be important to you. For a more detailed description of the shares, you should refer to the provisions of Lions Gate’s Articles.
      Lions Gate’s authorized capital consists of 500,000,000 common shares and 200,000,000 preferred shares, 10 of which preferred shares are outstanding and designated as Series B Preferred Shares.
Common Shares
      At the close of business on March 23, 2006, 104,359,311 of Lions Gate’s common shares were issued and outstanding. The diluted number of Lions Gate’s common shares issued and outstanding assuming conversion of the 4.875% Convertible Senior Subordinated Notes due 2010 issued by Lions Gate Entertainment Inc., an indirect wholly-owned subsidiary of Lions Gate (“U.S. Lions Gate”), the 2.9375% Convertible Senior Subordinated Notes due 2024 issued by U.S. Lions Gate, the 3.625% Convertible Senior Subordinated Notes due 2025 issued by U.S. Lions Gate, the shares issuable upon exercise of options and upon vesting of restricted share units and the shares exchangeable for equity of acquired companies would be 146,650,127. In addition, Lions Gate may be obligated to issue within the next 6 months an additional 275,992 shares if certain conditions are met pursuant to privately negotiated purchase agreements. Lions Gate’s common shares are listed on the NYSE and TSX under the symbol “LGF.” Subject to any preference as to dividends provided to the holders of other shares ranking senior or pari passu to Lions Gate’s common shares with respect to priority in the payment of dividends, the holders of Lions Gate’s common shares will be entitled to receive dividends on the common shares, as and when declared by Lions Gate’s board of directors, out of monies properly applicable to the payment of dividends, in the manner and form the board of directors determines. At the present time, given Lions Gate’s anticipated capital requirements Lions Gate intends to follow a policy of retaining earnings in order to finance further development of its business. Lions Gate is also limited in its ability to pay dividends on its common shares by restrictions under the Business Corporations Act (British Columbia) relating to the sufficiency of profits from which dividends may be paid and by the terms of its credit facility. Holders of common shares have no preemptive, conversion or redemption rights and are not subject to further assessment by Lions Gate.
      If Lions Gate dissolves or liquidates, or its assets are distributed among its shareholders for the purpose of winding-up its affairs, the holders of Lions Gate’s common shares will be entitled to receive its remaining property and assets, subject to the rights of holders of any then outstanding preferred shares ranking senior or pari passu to Lions Gate’s common shares with respect to priority in the distribution of assets upon dissolution, liquidation or winding up.
      Except for meetings at which only holders of another specified class or series of Lions Gate’s shares are entitled to vote separately as a class or series, the holders of Lions Gate’s common shares will be entitled to receive notice of and to attend all meetings of Lions Gate’s shareholders and will have one vote for each common share held at all meetings of Lions Gate’s shareholders.
      Pursuant to Lions Gate’s charter and the provisions of the Business Corporations Act (British Columbia), certain actions that may be proposed by Lions Gate require the approval of its shareholders. Lions Gate may, by ordinary resolution, alter its charter to increase its authorized capital by such means as creating shares with or without par value or increasing the number of shares with or without par value. Under the Business Corporations Act (British Columbia) and Lions Gate’s Articles, an ordinary resolution is a resolution passed at a duly-convened meeting of shareholders by a simple majority of the votes cast in person or by proxy, or a written resolution that has been submitted to all shareholders who would have been entitled to vote on it at a meeting of shareholders and consented to by shareholders holding shares carrying not less than two-thirds of the votes entitled to be cast on it. Lions Gate may, by special resolution, alter its charter to subdivide, consolidate, change from shares with par value to shares without par value or from shares without par value to shares with par value or change the designation of all or any of its shares. Lions Gate may also, by special resolution, alter its charter to create, define, attach, vary, or abrogate special rights or restrictions to any shares. Under the Business Corporations Act (British Columbia) and Lions Gate’s Articles, a special resolution is a resolution passed at a duly-convened meeting of shareholders by two-thirds of the votes cast in person or by proxy, or a written resolution consented to by all shareholders who would have been entitled to vote at a meeting of shareholders. In addition, with respect to capital alterations that apply to any part of a class or, in the case of any class with more than one series, any series of issued shares or where rights attached to issued shares are prejudiced or interfered with, that class or series must consent by separate resolution requiring two-thirds of the votes cast.
      CIBC Mellon Trust Company serves as Lions Gate’s transfer agent and registrar for the common shares.

Preferred Shares
      Lions Gate may issue, from time to time, without further shareholder approval (subject to applicable stock exchange rules), preferred shares in one or more series. Lions Gate currently has one series of preferred shares issued and outstanding. Lions Gate’s board is authorized to determine for each series of preferred shares:

•	the designation of such shares and the number of shares that constitute such series;

•	the dividend rate (or the method of calculation thereof), if any, on the shares of such series and the priority as to payment of dividends with respect to other classes or series of Lions Gate’s capital shares;

•	the dividend periods (or the method of calculating the dividend period);

•	the voting rights of the shares;

•	the liquidation preference and the priority as to payment of such liquidation preference with respect to the classes or series of preferred shares and any other rights of the shares of such series if Lions Gate liquidates or winds up its affairs;

•	whether or not and on what terms Lions Gate can redeem or repurchase the shares;

•	whether and on what terms the shares may be converted or exchanged for other debt or equity securities;

•	whether depositary shares representing the shares will be offered and, if so, the fraction of a share of the series of preferred shares represented by each depositary share;

•	whether the shares will be listed on a securities exchange; and

•	the other material rights, preferences, privileges, qualifications, limitations and restrictions of the series.
      The preferred shares, when issued, will be fully paid and not liable to further calls or assessment by Lions Gate. If Lions Gate should redeem or otherwise reacquire preferred shares, then these shares will resume the status of authorized and unissued preferred shares undesignated as to series and will be available for subsequent issuance. Payment of dividends on any series of preferred shares may be restricted by loan agreements, indentures and other transactions entered into by Lions Gate. The shares of a series of preferred shares will not have any preferences, voting powers or relative, participating, optional or other special rights except as specifically set forth or in Lions Gate’s charter, the applicable certificate of designation, or as otherwise required by law.

Series B Preferred Shares
      As a condition of the purchase of Trimark Holdings, Inc., a company that became Lions Gate’s subsidiary, on October 13, 2000, Lions Gate issued ten Series B Preferred Shares at $10 per share to the principal shareholder of the subsidiary. The Series B Preferred Shares are non-transferable and are not entitled to dividends. The Series B Preferred Shares are non-voting except that the holder, who was a principal of the acquired subsidiary, has the right to elect himself to Lions Gate’s board of directors. The Series B Preferred Shares are redeemable by Lions Gate if certain events occur. The Series B Preferred Shares have a liquidation preference equal to the stated value of $10 per share. The Series B Preferred Shares are the only outstanding preferred shares of the Company.
THE SELLING SECURITYHOLDERS
      The following table sets forth information with respect to the Selling Securityholders and the respective common shares beneficially owned by each Selling Securityholder that may be offered under this prospectus. The information is based on information that has been provided to us by or on behalf of the Selling Securityholders. Unless otherwise indicated herein, none of the Selling Securityholders currently listed in the following table has, or within the past three years has had, any position, office or other material relationship with us or any of our predecessors or affiliates. Because the Selling Securityholders may from time to time use this prospectus to offer all or some portion of the common shares offered hereby, we cannot provide an estimate as to the amount or percentage of any such type of security that will be held by any Selling Securityholders upon termination of any particular offering or sale under this prospectus. In addition, the Selling Securityholders identified below may have sold, transferred or otherwise disposed of all or a portion of any such securities since the date on which they provided us information regarding their holdings, in transactions exempt from the registration requirements of the Securities Act.
      For the purposes of the following table, the number of our common shares beneficially owned has been determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under Rule 13d-3, beneficial ownership includes any shares as to which a Selling Securityholder has sole or shared voting power or investment power and also any shares which that Selling Securityholder has the right to acquire within 60 days of the date of this prospectus through the exercise of any stock option, warrant or other rights.

	Number of Common Shares

	Beneficially Owned	Percent of
	Prior to the	Common Shares
Selling Securityholder	Offering	Outstanding	Offered Hereby

Gruber & McBaine International(1)	53,675	*	32,812
Jon D. & Linda W. Gruber Trust(2)	28,145	*	18,229
Hamilton College(1)	29,713	*	18,229
Lagunitas Partners(1)	203,769	*	123,955
J. Patterson McBaine	22,440	*	18,229
Wallace Foundation(1)	14,183	*	7,292
Total	351,925		218,746

*	Less than 1%

(1)	Gruber-McBaine Capital Management has full discretion over voting and investments with respect to the securities listed for Gruber & McBaine International, Hamilton College, Lagunitas Partners and Wallace Foundation. As managers of Gruber-McBaine Capital Management, Jon D. Gruber and J. Patterson McBaine oversee voting and investment activity.

(2)	Jon D. Gruber has voting and investment power with respect to the securities listed for Jon D. & Linda W. Gruber Trust.
PLAN OF DISTRIBUTION
      We will not receive any of the proceeds of the sale of our common shares offered by this prospectus. The common shares offered by this prospectus may be sold from time to time to purchasers:

•	directly by the Selling Securityholders, or

•	through underwriters, broker-dealers or agents who may receive compensation in the form of discounts, concessions or commissions from the Selling Securityholders or the purchasers of the common shares offered by this prospectus.
      The aggregate proceeds to the Selling Securityholders from the sale of the common shares offered by this prospectus will be the purchase price paid for such securities, less discounts and commissions, if any. The Selling Securityholders reserve the right to accept and, together with its agent from time to time, reject, in whole or in part any proposed purchase of common shares to be made directly or through agents.
      The Selling Securityholders and any such broker-dealers or agents who participate in the distribution of the common shares offered by this prospectus may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act. As a result, any profits on the sale of such securities by the Selling Securityholders and any discounts, commissions or concessions received by any such broker-dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act. If the Selling Securityholders are deemed to be an underwriter, the Selling Securityholders may be subject to certain statutory liabilities, including, but not limited to, those under Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act. If any Selling Securityholders are deemed to be an underwriter, then such Selling Securityholder will also be subject to the prospectus delivery requirements of the Securities Act.
      If the common shares are sold through underwriters or broker-dealers, any such Selling Securityholder will be responsible for underwriting discounts or commissions or agent’s commissions.

      The common shares may be sold in one or more transactions at:

•	fixed prices,

•	prevailing market prices at the time of sale or prices related to prevailing market prices at the time of sale,

•	varying prices determined at the time of sale, or

•	negotiated prices.
      These sales may be effected in transactions:

•	on any national securities exchange or quotation service on which the common shares may be listed or quoted at the time of the sale, including the New York Stock Exchange,

•	in the over-the-counter market,

•	in transactions otherwise than on such exchanges or services or in the over-the-counter market, or

•	through the writing of options.
      These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade. If any such method of distribution takes the form of an underwritten offering, the selection of the underwriter by the Selling Securityholders shall be subject to the consent of Lions Gate, which consent shall not be unreasonably withheld.
      In connection with sales of the common shares offered by this prospectus or otherwise, the Selling Securityholders may enter into hedging transactions with broker-dealers. These broker-dealers may in turn engage in short sales of the common shares in the course of hedging their positions. The Selling Securityholders may also sell the common shares short and deliver common shares to close out short positions, or loan or pledge common shares to broker-dealers that in turn may sell the common shares.
      To our knowledge, there are currently no plans, arrangements or understandings between the Selling Securityholders and any underwriter, broker-dealer or agent regarding the sale of the common shares offered hereby. The Selling Securityholders might not sell any or all of the common shares offered by it using this prospectus. The Selling Securityholders might instead transfer, devise or gift any common shares by other means not described in this prospectus. In addition, any common shares covered by this prospectus that qualify for sale pursuant to Rule 144 or Rule 144A of the Securities Act may be sold under Rule 144 or Rule 144A rather than pursuant to this prospectus.
      The Selling Securityholders and any other person participating in a distribution of common shares offered by this prospectus will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the common shares by the Selling Securityholders and any other such person. In addition, Regulation M of the Exchange Act may restrict the ability of any person engaged in the distribution of the common shares to engage in market-making activities with respect to the common shares being distributed for a period of time prior to the commencement of such distribution. This may affect the marketability of the common shares and the ability of any person or entity to engage in market-making activities with respect to the common shares.
      Pursuant to the registration rights provisions Lions Gate has entered into with the Selling Securityholders for the common shares, each of Lions Gate and the Selling Securityholders will be indemnified by the other against certain liabilities, including certain liabilities under the Securities Act, or will be entitled to contribution in connection with these liabilities.
      Other than selling commissions and fees and stock transfer fees, we have agreed to pay all of the expenses of the registration of the common shares.
      We may suspend the use of this prospectus for any period and at any time, including, without limitation, in the event of pending corporate developments, public filings with the SEC, and similar events.

LEGAL MATTERS
      Heenan Blaikie LLP, Vancouver, British Columbia, will pass upon the validity of the common shares offered hereby as well as certain other legal matters.
EXPERTS
      The consolidated financial statements of Lions Gate Entertainment Corp. appearing in Lions Gate Entertainment Corp.’s Annual Report (Form 10-K) for the year ended March 31, 2005, and Lions Gate Entertainment Corp. management’s assessment of the effectiveness of internal control over financial reporting as of March 31, 2005 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon (which conclude, among other things that Lions Gate Entertainment Corp. did not maintain effective internal control over financial reporting as of March 31, 2005, based on Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission, because of the effects of the material weaknesses described therein), included therein, and incorporated herein by reference. Such financial statements and management’s assessment have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution
      The following are the expenses incurred in connection with the issuance of the common shares. We will pay all of these expenses. All amounts are estimates, except the SEC registration fee.

SEC registration fee	$235
Printing and engraving costs	5,000
Legal fees and expenses	22,000
Accounting fees and expenses	5,000
Transfer Agent and Registrar	10,000
Miscellaneous expenses	265

Total	$42,500

Item 15.	Indemnification of Directors and Officers
      Under the Business Corporations Act (British Columbia), Lions Gate may indemnify a present or former director or officer of Lions Gate or a person who acts or acted at Lions Gate’s request as a director or officer of another corporation of which Lions Gate is or was a shareholder, and his heirs and personal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him including an amount paid to settle an action or satisfy a judgment in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of his position with Lions Gate or such other corporation including an action brought by Lions Gate or such other corporation and provided that the director or officer acted honestly and in good faith with a view to the best interests of Lions Gate or such other corporation, and, in the case of a criminal or administrative action or proceeding, had reasonable grounds for believing that his conduct was lawful. Such indemnification may be made only with court approval.
      In accordance with the Articles of Lions Gate, Lions Gate shall indemnify every director or former director and Secretary or any Assistant Secretary of Lions Gate, or may indemnify every officer or former officer, and every person who acts or acted at Lions Gate’s request as a director or officer of a body corporate of which Lions Gate is or was a shareholder (or a person who undertakes or has undertaken any liability on behalf of Lions Gate or any such body corporate) and his heirs and legal representatives, from and against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of Lions Gate or such body corporate if he acted honestly and in good faith with a view to the best interests of Lions Gate.
      Lions Gate’s Articles permit Lions Gate, subject to the limitations contained in the Business Corporations Act, to purchase and maintain insurance on behalf of any person mentioned in the preceding paragraph, as the board of directors may from time to time determine. Lions Gate, however, only maintains directors and officers liability insurance and corporate reimbursement insurance.
      Lions Gate has entered into an indemnity agreement with one individual who acts as an officer, representative and/or director of various corporations that are directly or indirectly owned or controlled by Lions Gate, in which Lions Gate indemnifies and saves harmless said individual from any and all claims of any nature whatsoever resulting from the personal guarantee or endorsement that said individual has made or may in the future make, with the consent of Lions Gate, on behalf of the various corporations that are directly or indirectly owned or controlled by Lions Gate.

      The foregoing summaries are necessarily subject to the complete text of the statute, Lions Gate’s articles of incorporation and bylaws, and the arrangements referred to above are qualified in their entirety by reference thereto.

Item 16.	Exhibits

Exhibit
Number

5.1	Opinion of Heenan Blaikie LLP
23.1	Consent of Heenan Blaikie LLP (contained in Exhibit 5.1)
23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm
24.1	Power of Attorney(1)

(1)	Included on signature pages hereto.

Item 17.	Undertakings
      (a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, Lions Gate Entertainment Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Monica, State of California, on April 5, 2006.

Lions Gate Entertainment Corp.

By:	/s/ James Keegan

James Keegan
Chief Financial Officer
POWER OF ATTORNEY
      Each person whose signature appears below constitutes and appoints each of Jon Feltheimer, Michael Burns, Wayne Levin and James Keegan as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including any pre-and post-effective amendments) to this registration statement, and any related registration statement (including any pre- and post-effective amendments) that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or a substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on April 5, 2006.

Signature	Title

/s/ Mark Amin Mark Amin	Director

Norman Bacal	Director

Michael Burns	Vice Chairman of the Board of Directors

Laurie May	Director

/s/ Arthur Evrensel Arthur Evrensel	Director

/s/ Jon Feltheimer Jon Feltheimer	Chief Executive Officer (Principal Executive Officer) and Co-Chairman of the Board of Directors

Signature	Title

/s/ James Keegan James Keegan	Chief Accounting Officer (Principal Accounting Officer) and Chief Financial Officer (Principal Financial Officer)

/s/ Morley Koffman Morley Koffman	Director

/s/ Hardwick Simmons Hardwick Simmons	Director

/s/ G. Scott Paterson G. Scott Paterson	Director

/s/ Daryl Simm Daryl Simm	Director

/s/ Harald Ludwig Harald Ludwig	Co-Chairman of the Board of Directors

/s/ Brian V. Tobin Brian V. Tobin	Director

EXHIBIT INDEX
Exhibits

Exhibit
Number

5.1	Opinion of Heenan Blaikie LLP
23.1	Consent of Heenan Blaikie LLP (contained in Exhibit 5.1)
23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm
24.1	Power of Attorney(1)

(1)	Included on signature pages hereto.